CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

In connection with the Annual Report of The Oberweis Funds (the “Company”) on Form N-CSR for the period ending December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James W. Oberweis, President of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: 03/04/2022

/s/ James W. Oberweis
James W. Oberweis
President (Chief Executive Officer)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

In connection with the Annual Report of The Oberweis Funds (the “Company”) on Form N-CSR for the period ending December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eric V. Hannemann, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: 03/04/2022

/s/ Eric V. Hannemann
Eric V. Hannemann
Treasurer
(Chief Financial Officer)